UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 19, 2013
NIKE, Inc.
(Exact name of registrant as specified in charter)

OREGON	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE BOWERMAN DRIVE BEAVERTON, OR		97005-6453
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(503)671-6453

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company's annual meeting of shareholders was held on Thursday, September 19, 2013, in Beaverton, Oregon.  The following matters were submitted to a vote of the shareholders, the results of which were as follows:

Proposal 1 - Election of Directors:

Directors Elected by holders of Class A Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Elizabeth J. Comstock	177,077,124	16,000	0
John G. Connors	177,093,124	0	0
Timothy D. Cook	177,093,124	0	0
Douglas G. Houser	177,093,124	0	0
Philip H. Knight	177,093,124	0	0
Mark G. Parker	177,093,124	0	0
Johnathan A. Rodgers	177,077,124	16,000	0
Orin C. Smith	177,077,124	16,000	0
John R. Thompson, Jr.	177,093,124	0	0
`

Directors Elected by holders of Class B Common Stock:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Alan B. Graf, Jr.	532,456,398	4,700,032	60,052,994
John C. Lechleiter	534,242,913	2,913,518	60,052,994
Phyllis M. Wise	534,509,609	2,646,822	60,052,994

 Proposal 2 - Advisory Vote on Executive Compensation

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
700,242,138	12,033,844	1,973,451	60,052,994

Proposal 3 - Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year 2014.

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
769,808,546	2,791,017	1,702,985	0

Proposal 4 - Shareholder Proposal Regarding Political Contributions Disclosure

Class A and Class B Common Stock Voting Together:

For	Against	Abstain	Broker Non-Votes
120,222,175	537,083,295	56,943,963	60,052,994

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date: September 24, 2013	By:	/s/ Donald W. Blair
Donald W. Blair
Chief Financial Officer